Exhibit 4.8


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                    National RMBS Trust 2004-1
                    Agency Agreement

Date:               28 September 2004

Parties:            PERPETUAL TRUSTEE COMPANY LIMITED
                    (ABN 42 000 001 007) having an office at
                    Level 7, 9 Castlereagh Street, Sydney, NSW
                    2000 in its capacity as trustee of the
                    National RMBS Trust 2004-1 ("Issuer Trustee") NATIONAL GLOBAL MBS MANAGER PTY LTD (ACN 36 102 668 226) having an office at Level 24, 500 Bourke Street, Melbourne VIC 3000 ("Global Trust Manager")
                    THE BANK OF NEW YORK, NEW YORK, a New York banking corporation acting through its New York branch at 101 Barclay Street, 21W, New York, New York 10286 ("Note Trustee", "Class A-1 Note Registrar", "Class A-3 Note Registrar" and "Principal Paying Agent")
                    THE BANK OF NEW YORK, LONDON BRANCH, a New
                    York banking corporation acting through its London branch at 48th Floor, One Canada Square, London E14 5AL ("London Paying
                    Agent" and "Calculation Agent")
                    DEUTSCHE BANK LUXEMBOURG S.A. acting through its Luxembourg branch at 2 boulevard Konrad Adenauer, L-1115 Luxembourg ("Luxembourg Paying Agent")

Recitals:

               A. The Issuer Trustee in its capacity as trustee of the Trust, at the direction of the Global Trust Manager, wishes to issue the Offshore Notes.

               B. The Issuer Trustee wishes to appoint each Agent in respect of the Offshore Notes and each of them has accepted their appointments on the terms set out in this agreement.

Operative provisions:

1     Definitions and Interpretation
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Definitions Schedule
               1.1  In this agreement:

                    Definitions Schedule means the deed called "National RMBS Trusts Definitions Schedule" dated 3 January 2001 and made between the companies described in schedule 1 to that deed.

                    Supplemental Deed means the deed entitled "National RMBS Trust 2004-1 Supplemental Deed" dated on or about the date of this agreement between the Global Trust Manager, the Issuer Trustee and others.

               1.2 Except to the extent to which words and phrases are otherwise defined in this agreement, words and phrases defined in the Definitions Schedule or the Supplemental Deed in respect of the Trust shall bear the


                                                                      28 09 04
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                    same meaning in this agreement. In the event of any
                    inconsistency between a definition in this agreement and a definition in the Definitions Schedule, the definitions in this agreement will prevail. In the event of any inconsistency between a definition in the Definitions Schedule and a definition in the Supplemental Deed, the definition in the Supplemental Deed will prevail. Any amendment to the Definitions Schedule will only apply to this agreement if made in accordance with this agreement.

               1.3 Clauses 1.2 to 1.5 (inclusive) of the Definitions Schedule are incorporated into this agreement as if those clauses were set out in full with references to "this deed" being construed as references to "this agreement".

Definitions
               1.4 The following words have these meanings in this agreement unless the contrary intention appears.

                    Agent means a several reference to each Paying Agent, each Note Registrar and the Calculation Agent.

                    Class A-1 Note Register means the register maintained in respect of the Class A-1 Notes in accordance with clause 12 of this agreement.

                    Class A-3 Note Register means the register maintained in respect of the Class A-3 Notes in accordance with clause 12 of this agreement.

                    Calculation Agent means The Bank of New York, London Branch, or if The Bank of New York, London Branch resigns or its appointment is terminated as calculation agent, the person from time to time appointed in its place to perform the functions of the calculation agent under this agreement.

                    Depository has the meaning set out in the Note Trust Deed.

                    Note Register means:

                    (a) the Class A-1 Note Register; or

                    (b) the Class A-3 Note Register,

                    as the context requires.

                    Note Registrar means:

                    (a) the Class A-1 Note Registrar; or

                    (b) the Class A-3 Note Registrar,

                    as the context requires.

                    Offshore Notes means the Class A-1 Notes and the Class A-3 Notes.

                    Offshore Noteholders means the Class A-1 Noteholders and the Class A-3 Noteholders.

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                    Paying Agent means each of:

                    (a)  the Luxembourg Paying Agent; and

                    (b) the London Paying Agent,

                    until any of them resigns or their appointment is terminated as paying agent and each other person from time to time appointed in its place to perform the functions of a paying agent and, except where the context otherwise requires, includes the Principal Paying Agent.

                    Principal Paying Agent means The Bank of New York, New York, or, if The Bank of New York, New York resigns or its appointment is terminated as principal paying agent, the person from time to time appointed in its place to perform the functions of the principal paying agent under this agreement.

                    Trust means the National RMBS Trust 2004-1.

2     Appointment of Agents
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Appointment of Agents

               2.1  The Issuer Trustee:

                    (a) at the direction of the Global Trust Manager, appoints the Principal Paying Agent at its Specified Office as its initial principal paying agent;

                    (b) at the direction of the Global Trust Manager, appoints each Paying Agent at its Specified Office or Specified Offices as its initial paying agents;

                    (c) at the direction of the Global Trust Manager, appoints:

                         (i) the Class A-1 Note Registrar at its Specified Office as its initial Class A-1 note registrar; and

                         (ii) the Class A-3 Note Registrar at its Specified
                              Office as its initial Class A-3 note registrar;

                    (d) at the direction of the Global Trust Manager, appoints the Calculation Agent at its Specified Office as its initial calculation agent; and

                    (e) authorises each Agent from time to time, to take the action on its behalf and to exercise the rights, powers and remedies and observe the obligations which are specifically delegated to that Agent by or under this agreement or which are set out in the Class A Note Conditions and further rights and powers which are reasonably incidental to those delegated rights and powers or are agreed between the Issuer Trustee and the relevant Agent from time to time including:

                         (i)  in the case of each Note Registrar:

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                              (A)   completing, authenticating and delivering
                                    the relevant Book-Entry Notes and (if
                                    required) completing, authenticating and delivering relevant Definitive Notes; and

                              (B)   exchanging (if required) the relevant
                                    Book-Entry Notes for Definitive Notes in accordance with the terms of the Book-Entry Notes;

                         (ii) in respect of the Principal Paying Agent
                              and the Paying Agents:

                              (A) paying sums due on Book-Entry Notes and Definitive Notes;

                              (B)   if requested by the Note Trustee,
                                    arranging on behalf of the Issuer Trustee for notices to be communicated to the Offshore Noteholders; and

                              (C)   performing all other obligations and
                                    duties imposed upon it by the Class A Note
                                    Conditions and this agreement.

Acceptance of appointment
                    2.2 Each Agent accepts its appointment under clause 2.1. Each Agent must exercise the rights, powers and remedies, and observe the obligations which are specifically delegated to it by or under this agreement or which are set out in the Class A Note Conditions. The obligations of the Agents are several and not joint.

Representation by each Agent
               2.3 Each Agent represents and warrants that it is duly qualified to assume its obligations under this agreement.

Additional Agents
               2.4 The Issuer Trustee may, at the direction of the Global Trust Manager, from time to time, with the approval of the Note Trustee in writing, appoint additional or substitute paying agents, calculation agents or note registrars in such jurisdictions and locations as it may consider appropriate. Upon such agent delivering to the other parties to this agreement an undertaking (in a form and substance satisfactory to the Note Trustee) to be bound by the provisions of this agreement, and supplying the particulars specified in this agreement, it shall become a party to this agreement as if originally named as a Paying Agent, the Calculation Agent or a Note Registrar, as the case may be. References to "Agent" shall, where the context permits, include any additional or substitute agents appointed pursuant to this clause 2.4.

Acknowledgment
               2.5  It is acknowledged and agreed that:

                    (a) subject to clause 3, each Agent is the agent of the Issuer Trustee in its capacity as trustee of the Trust only; and

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                    (b)  despite anything else in this agreement, any other
                         Transaction Document or at law, the Issuer Trustee in its personal capacity is not responsible for any act or omission of an Agent.

3     The Note Trustee
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Agents to act for Note Trustee
               3.1 At any time after an Event of Default has occurred, the Note Trustee may:

                    (a) by notice in writing to the Issuer Trustee and each Agent, require each Agent thereafter as far as permitted by any applicable law and until notified by the Note Trustee to the contrary:

                         (i) to act as an agent of the Note Trustee under the Note Trust Deed and the Offshore Notes on the terms of this agreement
                              (with consequential amendments as
                              necessary and except that the
                              Note Trustee's liability for the
                              indemnification, remuneration and
                              expenses of the Agents will be
                              limited to the amounts for the
                              time being held by the Note
                              Trustee in respect of the
                              Offshore Notes on the terms of
                              the Note Trust Deed) and
                              thereafter to hold all Offshore
                              Notes and all moneys, documents
                              and records held by them in
                              respect of Offshore Notes to the
                              order of the Note Trustee; or

                         (ii) to deliver all Offshore Notes and all moneys,
                              documents and records held by it in respect of the Offshore Notes to the Note Trustee or as the Note Trustee directs in such notice other than any documents or records which the relevant Agent is obliged not to release by any law or regulation; and

                    (b) by notice in writing to the Issuer Trustee require it to make all subsequent payments in respect of the Offshore Notes to or to the order of the Note Trustee and not to the Principal Paying Agent.

Good Discharge to Issuer Trustee
               3.2 The payment by or on behalf of the Issuer Trustee of its payment obligations on each Payment Date under the Supplemental Deed and the Class A Note Conditions to the Note Trustee in accordance with clause 3.1(b) is a good discharge to the Issuer Trustee and the Issuer Trustee will not be liable for any act or omission or default of the Note Trustee during the period it is required to make payments to the Note Trustee under clause 3.1(b).

Notice of change of the Note Trustee
               3.3 The Global Trust Manager shall promptly give notice to the Agents of any change in the person or persons acting as the Note Trustee from time to time at such time that it has notice of such change.

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4     Payments
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Payments of amounts due
               4.1 The Issuer Trustee shall pay to or to the order of the Principal Paying Agent, to such account of the Principal Paying Agent as the Principal Paying Agent shall specify to the Issuer Trustee in US$ (in the case of Class A-1 Notes) and (euro) (in the case of Class A-3 Notes) in same day funds, no later than 10:00am (New York time) (in the case of Class A-1 Notes) or 10:00am (London time) (in the case of Class A-3 Notes) on each Payment Date, an amount sufficient to pay the interest on the Invested Amount of the Offshore Notes as set out in the Class A Note Conditions and any principal amount due to be paid on such Payment Date in respect of the Offshore Notes under the Class A Note Conditions and this agreement.

                    No later than 10:00am (New York time) (in the case of Class A-1 Notes) or 10:00am (London time) (in the case of Class A-3 Notes) on the second Business Day prior to each Payment Date, the Global Trust Manager shall on behalf of the Issuer Trustee notify by facsimile to the Principal Paying Agent that it has given the bank through which the Issuer Trustee is to make such payment irrevocable instructions for such payment to the Principal Paying Agent and such bank shall confirm to the Principal Paying Agent by such means approved by the Principal Paying Agent that such payment will be made.

                    The Global Trust Manager will direct the Issuer Trustee to make all payments required to be made by the Issuer Trustee under this clause 4.

Payments by Paying Agents
               4.2  Subject to payment being duly made as provided in clause
                    4.1 (or the Principal Paying Agent otherwise being satisfied that the payment will be duly made on the due date), and subject to clause 6, the Principal Paying Agent will:

                    (a) subject to paragraph (b), pay or cause to be paid to the Offshore Noteholders on behalf of the Issuer Trustee on each Payment Date the relevant amounts of principal and interest due in respect of the Offshore Notes in accordance with this agreement and the Class A Note Conditions; and

                    (b) pay or cause to be paid to the relevant Depository (or, if applicable, its nominee in whose name the Book-Entry Notes are registered), to the account specified by the relevant person, on each Payment Date the relevant amounts of principal and interest due in respect of the Offshore Notes in accordance with this agreement and the Class A Note Conditions.

Notification
               4.3 The Principal Paying Agent will promptly notify each of the other Agents, the Note Trustee, the Security Trustee and the Issuer Trustee if it has not, by 10:00am (New York time) (in the case of Class A-1 Notes) or 10:00am


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                    (London time) (in the case of Class A-3 Notes) on the
                    second Business Day prior to any Payment Date, received the confirmation referred to in clause 4.1 above or has not, by 10:00am (New York time) (in the case of Class A-1 Notes) or 10:00am (London time) (in the case of Class A-3 Notes) on any Payment Date, received in full the amount so due. In the absence of such notification by the Principal Paying Agent as provided above, each of the Paying Agents shall be entitled:

                    (a) to pay the interest on, and the principal of, the Offshore Notes due on such Payment Date; and

                    (b) (if applicable) to claim any amounts so paid by it from the Principal Paying Agent.

Paying Agents to Record, Notify Payments and Deliver Surrendered Notes
               4.4  Each Paying Agent must:

                    (a) (Notify Note Registrar) promptly notify the relevant Note Registrar of each payment made by it, or at its direction, to Offshore Noteholders;

                    (b) (Records) keep a full and complete record of each payment made by it, or at its direction, to Offshore Noteholders and provide copies of such records to the Issuer Trustee, the Global Trust Manager, the Note Trustee or the relevant Note Registrar upon request; and

                    (c) (Deliver) promptly deliver to the relevant Note Registrar any Offshore Notes surrendered to it pursuant to Condition 8.2 of the Class A Note Conditions.

Make payments
               4.5 Subject to the Principal Paying Agent being satisfied in its discretion that payment will be duly made as provided in clause 4.1, the Principal Paying Agent and each Paying Agent shall pay or cause to be paid all amounts due in respect of the Offshore Notes on behalf of the Issuer Trustee in the manner provided in the Class A Note Conditions. If any payment provided for in clause 4.1 is made late but otherwise in accordance with the provisions of this agreement, the Paying Agents shall nevertheless make payments in respect of the Offshore Notes following receipt by the Principal Paying Agent of such payment.

Non-Payment
               4.6 If the Issuer Trustee fails to make any payment, unless and until the full amount of the payment has been made under the terms of this agreement (except as to the time of making the payment) or other arrangements satisfactory to the Principal Paying Agent have been made, none of the Principal Paying Agent nor any of the other Paying Agents is bound to make any payment in accordance with this clause 4 (but may, in its discretion, make any such payment).

Full amount not received
               4.7 If the amounts received by the Principal Paying Agent in US$ (in the case of Class A-1 Notes) or (euro) (in the case of Class A-3 Notes) pursuant to clause 4.1 are insufficient to satisfy all claims in respect of all payments then falling due in respect of the Offshore Notes, the Paying


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                    Agents are not obliged to pay any such claims until the
                    Principal Paying Agent has received the full amount of all such payments.

Interest on overdue amounts
               4.8 Without prejudice to clauses 4.3 and 4.7, if the Principal Paying Agent pays any amounts to the Offshore Noteholders or to any other Paying Agent at the time when it has not received payment in full in respect of the relevant Offshore Notes in accordance with clause 4.1 (the excess of the amounts so paid over the amounts so received being the "Shortfall"), the Issuer Trustee will, in addition to paying amounts due under clause 4.1, pay to the Principal Paying Agent on demand interest (at a rate which represents the Principal Paying Agent's cost of funding the Shortfall as evidenced to the Issuer Trustee by the provision of details of the calculation of the cost of funding) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Principal Paying Agent of the Shortfall.

Reimburse other Agents
               4.9 The Issuer Trustee authorises and directs the Principal Paying Agent on demand to promptly reimburse each other Paying Agent for payments in respect of Offshore Notes properly made by such Paying Agent in accordance with this agreement and the Class A Note Conditions unless the Principal Paying Agent has notified the other Paying Agents, prior to the opening of business in the location of the office of the other Paying Agents through which payment in respect of the Offshore Notes can be made on the due date of a payment in respect of the Offshore Notes, that the Principal Paying Agent does not expect to receive the amount payable by the Issuer Trustee or confirmation (as the case may be) under clause 4.1. The Issuer Trustee will not be responsible for the apportionment of any moneys between the Principal Paying Agent and other Paying Agents and a payment to the Principal Paying Agent of any moneys due to the Paying Agents will operate as good discharge to the Issuer Trustee in respect of such moneys.

Late payment
               4.10 Without limiting clause 4.3, if the Principal Paying Agent has not received on or before the due date of any payment in respect of the Offshore Notes the full amount payable on such date but receives such full amount later it will forthwith:

                    (a) so notify the Issuer Trustee, the Security Trustee, the other Paying Agents and the Note Trustee; and

                    (b) upon request by the Note Trustee give notice to the Offshore Noteholders in accordance with the Class A Note Conditions that it has received such full amount.

Partial payments
                    4.11 If payment of only part of the amount payable in
                         respect of an Offshore Note is made (except as a result of a withholding or deduction as permitted by the Class A Note Conditions), the Paying Agent to whom the Offshore Note is presented shall procure that such Offshore Note is enfaced with a memorandum of the amount paid and date of payment and such record shall, in the absence of manifest error, be prima facie


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                         evidence that the payment in question has
                         not to that extent been made. The Paying Agent shall in addition notify the Note Trustee of such partial payment.

Deductions
               4.12 The Principal Paying Agent is entitled to withhold or deduct from all payments to Offshore Noteholders any amounts which the Issuer Trustee or the Principal Paying Agent is required to withhold or deduct by any applicable law but the Global Trust Manager is responsible for making all determinations regarding any such withholding or deduction and to notify the Issuer Trustee (which must in turn notify the Principal Paying Agent) of any such withholding or deduction in sufficient time for the Principal Paying Agent to withhold or deduct from such payment as instructed by the Issuer Trustee.

                    If the Issuer Trustee is, in respect of any payments, required to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the Class A Note Conditions, the Global Trust Manager must give notice thereof to the Issuer Trustee (which must in turn notify the Principal Paying Agent) and the Note Trustee as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Issuer Trustee such information as it requires to enable it to comply with such requirements.

Unpaid money
               4.13 If any Offshore Note becomes void or claims in respect of any principal or interest payable under any Offshore Note become void under the Class A Note Conditions, the Principal Paying Agent shall promptly repay to the Issuer Trustee the amount received by the Principal Paying Agent (if any) which would have been due on such Offshore Note if it had been presented for payment before it became void or such claim became prescribed.

No Set-off
               4.14 No Agent is entitled to exercise any right of set-off, withholding, counterclaim, combination of accounts or lien against, or make any deduction in any payment to, any person entitled to receive amounts of principal or interest of the Offshore Notes in respect of moneys payable by it under this agreement.

Currency Swaps
               4.15 The payment by the Issuer Trustee of its payment
                    obligations under the Supplemental Deed on each Payment Date to the Counterparties under the Currency Swaps will be a good discharge of its corresponding obligations under this clause 4.

Trust
               4.16 The Principal Paying Agent shall hold on trust for the
                    Note Trustee and the Offshore Noteholders all sums held by it for the payment of principal and interest with respect to the Offshore Notes (but without any requirement to physically segregate such payments from other funds held by the Principal Paying Agent in any capacity) until the relevant

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                    sums are paid by the Principal Paying Agent in accordance
                    with clause 4.2.

5     Exchange of  Book-Entry Notes
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Exchange for Definitive Notes
               5.1 Each Book-Entry Note shall be exchangeable in whole but not in part for Definitive Notes in certain limited circumstances set out in the Note Trust Deed.

Notification
               5.2 The Principal Paying Agent shall notify the Issuer Trustee forthwith upon receipt of a notice requiring exchange for Definitive Notes in accordance with the provisions of a Book-Entry Note and the aggregate Invested Amount of the Book-Entry Notes to be exchanged in connection with such request.

Outstanding amount
               5.3 The Principal Paying Agent shall, upon request by the Issuer Trustee or the Note Trustee, promptly inform the Issuer Trustee or the Note Trustee, as the case may be, by facsimile or other acceptable form of communication of the aggregate Invested Amount of Offshore Notes then outstanding at the time of such request.

6     Redemption
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Part Redemption of Notes on Payment Dates
               6.1  (a)  (Global Trust Manager to make determinations etc) No later than 2 Business Days prior to each Payment Date, the Global Trust Manager will make the determinations referred to in Condition 7.9 of the Class A Note Conditions in relation to that Payment Date and will notify the Issuer Trustee, the Note Trustee, the Principal Paying Agent, the Calculation Agent, each Note Registrar and the Luxembourg Stock Exchange of such.

                    (b) (Notify Depository) If any Book-Entry Notes are outstanding, on receipt of a notification under Condition 7.3 of the Class A Note Conditions, the Principal Paying Agent must notify each Depository of any proposed redemption in accordance with that Depository's applicable procedures, specifying the principal amount of each Book-Entry Note to be redeemed and the date on which the redemption is to occur and must provide a copy to each Depository of the notification received under Condition 7.3 of the Class A Note Conditions.

Early Redemption
               6.2  (a)  (Notice to Paying Agent etc): If the Issuer
                         Trustee intends to redeem all (but not some only) of the Offshore Notes prior to the Final Maturity Date pursuant to Condition 7.3 of the Class A Note Conditions, the Global Trust Manager will direct the Issuer Trustee to give the requisite notice to the Seller, the Note Trustee, the Principal Paying Agent, each Note Registrar, the

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                         Calculation Agent and the Offshore Noteholders in
                         accordance with Condition 7.3 (as the case may be) of the Class A Note Conditions and stating the date on which such Offshore Notes are to be redeemed.

                    (b) (Notice to Depository): The Principal Paying Agent will, on receipt of a notice under clause 6.2(a), and if any Book-Entry Notes are outstanding, notify each Depository of the proposed redemption in accordance with that Depository's applicable procedures, specifying the Invested Amount and Stated Amount of each Book-Entry Note to be redeemed, the amount of principal to be repaid in relation to each Book-Entry Note and the date on which the Book-Entry Notes are to be redeemed.

7     General note registrar and paying agent matters
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Notices to Offshore Noteholders
               7.1  (a)  (Notices to be given by Note Registrars): At the request of the Issuer Trustee, the Note Trustee, the Global Trust Manager, the Security Trustee or any other Agent, and at the expense of the Issuer Trustee, each Note Registrar will arrange for the delivery of all notices to Offshore Noteholders in accordance with the Class A Note Conditions.

                    (b) (Copy to Note Trustee): Each Note Registrar will promptly send to the Note Trustee one copy of the form of every notice given to Offshore Noteholders in accordance with the Class A Note Conditions (unless such notice is given at the request of the Note Trustee).

                    A Note Registrar will not be responsible for, or liable to any person in respect of, the contents of any notices or reports delivered by it at the request of the Issuer Trustee, the Note Trustee, the Global Trust Manager, the Security Trustee or any other Agent pursuant to this clause 7.1.

Copies of Documents for inspection
               7.2 The Global Trust Manager will provide to each Note Registrar sufficient copies of all documents required by the Class A Note Conditions or the Note Trust Deed to be available to Offshore Noteholders for issue or inspection.

Notice of any Withholding or Deduction
               7.3 If the Issuer Trustee or any Paying Agent is, in respect of any payment in respect of an Offshore Note, compelled to withhold or deduct any amount for or on account of any taxes, duties or charges as contemplated by Condition 8.4 of the Class A Note Conditions the Issuer Trustee must give notice to the Principal Paying Agent, the Note Trustee and the Offshore Noteholders in accordance with Condition 11 of the Class A Note Conditions immediately after becoming aware of the requirement to make the withholding or deduction and must give to the Principal Paying Agent and the Note Trustee such information as they require to enable each of them to comply with the requirement.


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8     Copies of documents available for inspection
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                    The Global Trust Manager on behalf of the Issuer Trustee
                    shall supply, and the Paying Agents shall hold available for inspection at their Specified Offices during normal business hours, copies of all documents required to be so available by the Note Trust Deed and the Class A Note Conditions or the rules of the Luxembourg Stock Exchange.

9     Documents and forms
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Principal Paying Agent
               9.1 The Global Trust Manager shall provide to the Principal Paying Agent in a sufficient quantity, for distribution among the Paying Agents as required by this agreement or the Class A Note Conditions:

                    (a)  in the event that Definitive Notes are to be issued:

                         (i) such Definitive Notes, duly executed on behalf of the Issuer Trustee;

                         (ii) specimens of such Offshore Notes for the purpose
                              of issuing replacements,

                         at least 14 days prior to the Exchange Date for the relevant Book-Entry Note (and the Note Registrar shall authenticate or procure the authentication of such Definitive Notes immediately before their issue); and

                    (b) forms of Voting Certificates and Block Voting Instructions, together with instructions as to how to complete, deal with and record the issue of such forms.

               9.2 The Global Trust Manager shall provide to the Principal Paying Agent in a sufficient quantity, for distribution among the Paying Agents as required by this agreement or the Class A Note Conditions, all documents to be available for inspection during business hours (and the Paying Agents shall make such documents available for collection or inspection to the Offshore Noteholders that are so entitled).

Notes, etc held by Paying Agents
               9.3  Each Paying Agent:

                    (a) acknowledges that all forms of Offshore Notes delivered to and held by it pursuant to this agreement shall be held by it as custodian only and it shall not be entitled to and shall not claim any lien or other security interest on such forms;

                    (b) shall only use such forms in accordance with this agreement;

                    (c)  shall maintain all such forms in safe custody;

                    (d) shall take such security measures as may reasonably be necessary to prevent their theft, loss or destruction; and

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                                                                             13
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(e)                      shall keep an inventory of all such forms and make it
                         available to the Issuer Trustee, the Note Trustee and the other Paying Agents at all reasonable times.

10    Receipt of notices and voting
-------------------------------------------------------------------------------
Copy notices to Issuer Trustee
               10.1 Promptly after the receipt by the Principal Paying Agent of a demand or notice from any Offshore Noteholder in accordance with the Class A Note Conditions, the Principal Paying Agent shall forward a copy thereof to the Issuer Trustee and the Note Trustee.

Voting
               10.2 Each Paying Agent shall, at the request of any Offshore
                    Noteholder, issue Voting Certificates and/or Block Voting Instructions in a form and manner which complies with the provisions of schedule 3 to the Note Trust Deed in respect of the Trust (except that it shall not be required to issue the same less than 48 hours before the time fixed for any meeting or adjourned meeting of the Offshore Noteholders) and shall forthwith give to the Issuer Trustee and the Note Trustee, by telex or by facsimile transmission, notice of any revocation of or amendment to any Block Voting Instruction. Each Paying Agent shall keep a full and complete record of all Voting Certificates and Block Voting Instructions issued by it and shall deliver to the Issuer Trustee at its registered office (or such other place as the Issuer Trustee shall have designated or approved for the purpose), not less than 24 hours before the time appointed for any meeting or adjourned meeting, full particulars of all Voting Certificates and Block Voting Instructions issued by it in respect of such meeting or adjourned meeting. Forms for this purpose shall be made available to the Principal Paying Agent by the Note Trustee at the expense of the Issuer Trustee for distribution to the other Paying Agents.

11    Duties of Calculation Agent
-------------------------------------------------------------------------------
Appointment
               11.1 The Calculation Agent shall make all such determinations and calculations (howsoever described) as it is required to do under the Class A Note Conditions, all subject to and in accordance with the Class A Note Conditions.

Quotations
               11.2 The Calculation Agent shall not be responsible to the
                    Issuer Trustee, the Note Trustee or to any third party (except in the event of fraud, negligence or wilful default of the Calculation Agent, as the case may be) as a result of the Calculation Agent having acted on any quotation given by any reference bank which subsequently may be found to be incorrect.

Notice
               11.3 The Calculation Agent shall, as soon as practicable after their determination or calculation (or on such earlier date as the Luxembourg Stock Exchange may require, for so long as the Offshore Notes are



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                                                                             14
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                    listed on the Luxembourg Stock Exchange) notify the Issuer
                    Trustee, the Global Trust Manager, the Currency Swap Providers, the Note Trustee, the other Paying Agents and the Luxembourg Stock Exchange (for so long as the Offshore Notes are listed on the Luxembourg Stock Exchange) of, inter alia, each Interest Rate, Interest Amount, Principal Amount and Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Class A Note Conditions and of any subsequent amendment thereto pursuant to the Class A Note Conditions. The Calculation Agent will publish the same in accordance with the Class A Note Conditions.

Calculations
               11.4 The Calculation Agent shall use its reasonable endeavours to cause each Interest Rate, Interest Amount, Principal Amount and Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Class A Note Conditions to be published as required in accordance with the Class A Note Conditions as soon as possible after their determination or calculation.

Failure to calculate
               11.5

                    (a) If the Calculation Agent at any time for any reason does not determine and/or calculate and/or publish the Interest Rate, Interest Amount, Principal Amount and/or Payment Date in respect of any Interest Period or any other amount, rate or dates as provided in this clause 11 the Note Trustee will do so and each such determination or calculation by the Note Trustee will be as if made by the Calculation Agent. In making such determinations and calculations, the Note Trustee will apply the provisions of this agreement, with any consequential amendments, to the extent that it is able to do so and in all other respects it will do so in such a manner as it considers to be fair and reasonable in all the circumstances.

                    (b) If the Global Trust Manager does not at any time for any reason make any of the determinations referred to in conditions 7.9(a) or (b) of the Class A Note Conditions, the Calculation Agent (or, failing the Calculation Agent, the Note Trustee) must make such determinations (only if it possesses the relevant information) and each such determination will be deemed to have been made by the Global Trust Manager.

12    Duties of the Note Registrars
-------------------------------------------------------------------------------
Offshore Note Register to be kept
               12.1 Each Note Registrar must keep a register, at one of its
                    Specified Offices, in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Note Registrar must keep a full and complete record of:

                    (a) (Offshore Noteholder Details): the name, address and, where applicable, taxation, social security or other identifying number of


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                                                                             15
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                         each Class A-1 Noteholder (in the case of the Class A-1
                         Note Registrar) and each Class A-3 Noteholder (in the case of the Class A-3 Note Registrar), the details of the account to which any payments due to such Offshore Noteholder are to be made in each case as notified by that Offshore Noteholder from time to time;

                    (b) (Exchange etc. of Offshore Notes): the issue and any exchange, transfer, replacement, redemption (in whole or part) or cancellation of a Class A-1 Note (in the case of the Class A-1 Note Registrar) and a Class A-3 Note (in the case of the Class A-3 Note Registrar);

                    (c) (Payments): all payments made in respect of the Class A-1 Notes (in the case of the Class A-1 Note Registrar) and the Class A-3 Notes (in the case of the Class A-3 Note Registrar);

                    (d) (Principal): the Invested Amount and the Stated Amount of each Class A-1 Note (in the case of the Class A-1 Note Registrar) and each Class A-3 Note (in the case of the Class A-3 Note Registrar) from time to time;

                    (e) (Other Information): such other information as the Global Trust Manager reasonably requires or the relevant Note Registrar considers in its absolute discretion appropriate or desirable.

Transfer or Exchange of Offshore Notes
               12.2 Offshore Notes held by an Offshore Noteholder may be
                    transferred or may be exchanged for other Offshore Notes in any authorised denominations and a like Invested Amount, provided in each case that the requirements of
                    Section 8-401(a) of the UCC are met, by that Offshore Noteholder upon:

                    (a) (Surrender and Instrument of Transfer or Exchange): the surrender of the Offshore Notes to be transferred or exchanged duly endorsed with, or accompanied by, a written instrument of transfer or exchange in the form, in the case of a transfer, annexed to the Offshore Notes or otherwise in a form satisfactory to the relevant Note Registrar duly executed by the relevant Offshore Noteholder, or its attorney duly authorised in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the relevant Note Registrar which requirements include membership of, or participation in, STAMP or such other "signature guarantee program" as may be determined by the relevant Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act; and

                    (b) (Other Documents): the provision of such other documents as the relevant Note Registrar may reasonably require,

                    to the relevant Note Registrar at the
                    Specified Office of the relevant Note
                    Registrar.

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                                                                             16
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Replacement of Lost or Mutilated Offshore Notes
               12.3 If any Offshore Note is lost, stolen, mutilated, defaced or destroyed it may, provided that the requirements of
                    Section 8-405 of the UCC are met, be replaced with other Offshore Notes in any authorised denominations, and a like Invested Amount, upon surrender to the relevant Note Registrar of the Offshore Notes to be replaced (where the Offshore Notes have been mutilated or defaced) at the Specified Office of the relevant Note Registrar, the provision of such evidence and indemnities as that Note Registrar or the Issuer Trustee may reasonably require and payments of that Note Registrar's and the Issuer Trustee's expenses incurred, and any tax or governmental charge that may be imposed, in connection with such replacement.

Obligations upon Transfer, Exchange or Replacement of Offshore Notes
               12.4 Subject to this agreement, upon compliance by the relevant
                    Offshore Noteholder with the provisions of clauses 12.2 or 12.3, as applicable, in relation to the transfer, exchange or replacement of any Offshore Notes:

                    (a) (Advise Issuer Trustee): the relevant Note Registrar must within 3 Business Days so advise the Issuer Trustee and the Note Trustee (if it is not the relevant Note Registrar) in writing and provide details of the new Offshore Notes to be issued in place of those Offshore Notes;

                    (b) (Execution and Authentication): the Issuer Trustee must, within 3 Business Days of such advice, execute and deliver to the relevant Note Registrar for authentication in the name of the relevant Offshore Noteholder or the designated transferee or transferees, as the case may be, one or more new Offshore Notes in any authorised denominations, and a like Invested Amount as those Offshore Notes (in each case as specified by the Note Registrar) and the relevant Note Registrar must within 3 Business Days of receipt of such executed Offshore Notes authenticate them and (if it is not the relevant Note Registrar) deliver those Offshore Notes to the relevant Note Registrar; and

                    (c) (Delivery to Offshore Noteholder): the relevant Note Registrar must, within 3 Business Days of receipt of such new Offshore Notes (or authentication of such Offshore Notes if the Note Registrar is the Note Trustee), forward to the relevant Offshore Noteholder (being the transferee in the case of a transfer of an Offshore Note) such new Offshore Notes.

No Charge for Transfer or Exchange
               12.5 No service charge may be made to an Offshore Noteholder for any transfer or exchange of Offshore Notes, but the relevant Note Registrar may require payment by the Offshore Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Offshore Notes.

Restricted Period
               12.6 Notwithstanding the preceding provisions of this clause
                    12, a Note Registrar need not register transfers or exchanges of Offshore Notes, and the Issuer Trustee is not required to execute nor the relevant Note

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                                                                             17
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                    Registrar to authenticate any Offshore Notes, for a period of 30 days preceding the due date for any payment with respect to the Offshore Notes or for such period, not exceeding 30 days, as is specified by the Note Trustee prior to any meeting of the Offshore Noteholders, which includes Offshore Noteholders, under the Master Trust Deed or prior to any meeting of Voting Secured Creditors, which includes Offshore Noteholders, under the Master Security Trust Deed.

Cancellation of Offshore Notes
               12.7 Each Note Registrar must cancel or destroy all Offshore
                    Notes that have been surrendered to it for transfer, exchange or replacement (including any Book-Entry Notes surrendered pursuant to the Note Trust Deed) or surrendered to a Paying Agent for redemption and delivered to the relevant Note Registrar and must, upon request, provide a certificate to the Issuer Trustee, the Note Trustee or the Global Trust Manager with the details of all such Offshore Notes so cancelled or destroyed. Each Paying Agent must cancel and deliver any Offshore Notes surrendered to it for cancellation or destruction to the relevant Note Registrar under this clause 12.7.

Provision of Information and Inspection of Register
               12.8 Each Note Registrar must:

                    (a) (Information): provide to the Issuer Trustee, the Global Trust Manager, the Note Trustee and each other Agent such information as is contained in the relevant Note Register and is required by them in order to perform any obligation pursuant to a Transaction Document;

                    (b)  (Inspection): make the relevant Note Register:

                         (i) available for inspection or copying by the Issuer Trustee, the Global Trust Manager, the Note Trustee and each other Agent or their agents or delegates; and

                         (ii) available for inspection by each Offshore
                              Noteholder but only in respect of information relating to that Offshore Noteholder,

                    at the Note Registrar's Specified Office during local business hours.

Correctness of Register and Information
               12.9 The Issuer Trustee, the Note Trustee, the Global Trust
                    Manager and each Agent (other than the relevant Note Registrar) may accept the correctness of each Note Register and any information provided to it by the relevant Note Registrar and is not required to enquire into its authenticity. None of the Issuer Trustee, the Note Trustee, the Global Trust Manager or any Agent (including each Note Registrar) is liable for any mistake in the Note Register or in any purported copy except to the extent that the mistake is attributable to (in the case of the parties other than the Issuer Trustee or the Note Trustee) its own fraud, negligence or material breach of obligation (or, in the case of the Issuer Trustee or the Note Trustee), its fraud, negligence or (in the case of the Issuer Trustee) breach of trust or (in the case of the Note Trustee) wilful default.


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                                                                             18
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Non-recognition of Equitable Interests
              12.10 Except as required by statute or as ordered by a court of competent jurisdiction, no notice of any trust, whether express, implied or constructive, is to be entered in the Note Register and except as otherwise provided in any Transaction Document, or required by statute or ordered by a court of competent jurisdiction, none of the Note
                    Trustee, each Note Registrar, the Issuer Trustee, the
                    Global Trust Manager or any other Agent is to be affected by or compelled to recognise (even when having notice of it) any right or interest in any Offshore Notes other than the registered Offshore Noteholder's absolute right to the entirety of them and the receipt of a registered Offshore Noteholder is a good discharge to the Issuer, the Global Trust Manager, the Note Trustee and each Agent.

Rectification of Note Registers
              12.11 If:

                    (a)  (Entry Omitted): an entry is omitted from a Note
                         Register;

                    (b) (Entry made otherwise than in accordance with this agreement): an entry is made in a Note Register otherwise than in accordance with this agreement;

                    (c) (Wrong entry exists): an entry wrongly exists in a Note Register;

                    (d) (Error or defect exists in Register): there is an error or defect in any entry in a Note Register; or

                    (e) (Default made): default is made or unnecessary delay takes place in entering in a Note Register that any person has ceased to be the holder of Offshore Notes,

                    then the relevant Note Registrar may rectify the same.

13    Relationship
-------------------------------------------------------------------------------
No other obligation
               13.1 Each of the Agents hereby undertakes to the Issuer Trustee and the Note Trustee to perform such obligations and duties, and shall be obliged to perform such duties and only such duties, as are in this agreement, in the Class A Note Conditions specifically set forth, and no implied duties or obligations shall be read into this agreement, the Note Trust Deed or the Offshore Notes against any of the Agents, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances.

Instructions
               13.2 Subject to the other terms of this agreement and the Class
                    A Note Conditions, each Agent must act in accordance with the instructions (if any) of the Issuer Trustee and the Global Trust Manager in exercising its rights, powers and discretions under this agreement.


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                                                                             19
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No instructions
               13.3 Subject to the terms of this agreement, where instructions of the Issuer Trustee are expressly required for the Agent to take action under this agreement, in the absence of instructions from the Issuer Trustee, no Agent is required to take any action but may exercise its rights, powers and discretions as it sees fit provided it does so in good faith. Except where this agreement otherwise expressly provides, no Agent need consult with the Issuer Trustee before exercising a right, power or discretion under this agreement.

Agent of the Issuer Trustee
               13.4 In acting hereunder and in connection with the Offshore
                    Notes (and subject to clause 3.1), the Agents shall act solely as agents of the Issuer Trustee and will not thereby assume any obligations towards or relationship of agency or trust for any holders of Offshore Notes except that any funds received by the Principal Paying Agent for the payment of any amounts in respect of the Offshore Notes shall be held by it on trust for the relevant holders until the earlier of the expiration of the relevant prescription period and the date on which any such amounts are repaid under clause 4.10.

Issuer Trustee not responsible for Agents
               13.5 Notwithstanding any other provision contained in this agreement, any other Transaction Document or at law, the Issuer Trustee in its personal capacity is not responsible for any act or omission of any Agent.

Reliance
               13.6 Each Agent is protected and will incur no liability for or in respect of any action taken, omitted or suffered by it in reliance upon any instruction, request or order from the Issuer Trustee or the Global Trust Manager or in reliance upon any Offshore Note or upon any notice, resolution, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been delivered, signed or sent by the property party or parties.

Agent may employ
               13.7 Each Agent may employ agents. Each of the Agents may
                    consult on any legal matter any legal adviser selected by it, who may be an employee of or legal adviser to the Issuer Trustee, and it shall be protected and shall incur no liability for action taken, or suffered to be taken, with respect to such matter in good faith and in accordance with the opinion of such legal adviser.

Applicable laws
               13.8 The Global Trust Manager must ensure, and no Agent has any responsibility for ensuring, that the issue of, and observance of obligations under, an Offshore Note complies with all applicable laws and regulations and that all authorisations necessary for the issue of, and observance of obligations under, an Offshore Note are obtained and maintained in full force and effect.

Accept deposits etc
               13.9 Without any liability to account to an Offshore Noteholder or any other person each Agent may accept deposits from, lend money to, assume


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                                                                             20
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                    liabilities in relation to and generally engage in any
                    kind of banking, trust or other business with, the Issuer Trustee as if it were not an Agent and may accept fees and other consideration from the Issuer Trustee for services in connection with this agreement or any other arrangement without having to account for them to an Offshore
                    Noteholder or another person.

Dealing with money
              13.10 Each Agent is entitled to deal with money paid to it under this agreement in the same manner as other money paid to it as banker by its customers except that:

                    (a) it is not entitled to exercise any lien, right of set-off, combination of accounts or similar claim in respect of it; and

                    (b) it shall not be liable to any person to account for interest on any sums held by it under this agreement.

Income Tax Returns
              13.11 The Principal Paying Agent will deliver to each Offshore
                    Noteholder such information as may be reasonably required to enable such Offshore Noteholder to prepare its federal and state income tax returns.

Holders of Notes
              13.12 Except as ordered by a court of competent jurisdiction or as required by law, each Paying Agent is entitled to treat the person:

                    (a) (Book-Entry Notes) who is, while a Book-Entry Note remains outstanding, the registered owner of that Book-Entry Note as recorded in the relevant Note Register as the absolute owner of each Note and as the person entitled to receive payments of principal or interest (as applicable) and each person shown in the records of the relevant Depository as the holder of any Note represented by a Book-Entry Note will be entitled to receive from the registered owner of that Book-Entry Note any payment so made only in accordance with the respective rules and procedures of the Depository;

                    (b) (Definitive Notes) who is the registered owner of any Definitive Note as recorded in the relevant Note Register as the absolute owner or owners of that Definitive Note (whether or not that Definitive Note is overdue and despite any notice of ownership or writing on it or any notice of previous loss or theft or of any trust or other interest in it); and

                    (c) (Note Trustee) who, when a Book-Entry Note in respect of any Note is no longer outstanding but Definitive Notes in respect of the Notes have not been issued, is for the time being the Note Trustee, as the person entrusted with the receipt of principal or interest, as applicable, on behalf of the relevant Offshore Noteholders, in all cases and for all purposes, despite any notice to the contrary, and will not be liable for so doing.


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                                                                             21
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Note or document believed to be genuine
              13.13 Each of the Agents shall be protected and shall incur no liability for or in respect of any action taken or omitted or thing suffered by it in reliance upon any Note or other document or any communication, certification, instruction, request or order reasonably believed by it to be genuine and to have been delivered, sent or signed by the proper parties.

Agents as holders of Notes
              13.14 Neither any Agent nor any other person whether acting for itself or in any other capacity will be precluded from becoming the owner of, or acquiring any interest in, holding or disposing of any Offshore Note or any shares or securities of the Issuer Trustee, with the same rights as it would have had if such Agent were not acting as Agent or from entering into or being interested in any contracts or transactions with the Issuer Trustee, or from acting on, or as depositary, trustee or agent for, any committee or body of holders of any securities of the Issuer Trustee, and will not be liable to account for any profit.

Communication between the Parties
              13.15 A copy of all communications relating to the subject matter of this agreement between the Issuer Trustee or the Note Trustee and the Offshore Noteholders and any of the Paying Agents (other than the Principal Paying Agent) shall be sent to the Principal Paying Agent by the relevant Paying Agent.

Termination
              13.16 An Agent may resign its appointment under this agreement and the Global Trust Manager may, with the prior written approval of the Note Trustee and the Issuer Trustee, terminate the appointment of an Agent under this agreement at any time by giving not less than 45 days' written notice to that effect to the Global Trust Manager or the Agent respectively (which shall not expire less than 15 days before or after any Payment Date) provided that:

                    (a) no such resignation or termination of the appointment of the Principal Paying Agent shall take effect until a successor has been appointed by the Issuer Trustee (at the direction of the Global Trust Manager) on terms approved in writing by the Note Trustee and the Issuer Trustee;

                    (b) no such resignation or termination shall take effect if as a result of such resignation or termination there would cease to be Agents as required in the Class A Note Conditions; and

                    (c) there must at all times be a Paying Agent in Luxembourg.

                    If the Global Trust Manager does not appoint a successor Principal Paying Agent by the day falling 10 days before the expiration of such 45 days, the Principal Paying Agent may appoint as a successor Principal Paying Agent a reputable financial institution of good standing which the Issuer Trustee and the Note Trustee approve (such approval not to be unreasonably withheld) or it may petition a court of competent jurisdiction to do so. Any successor Principal Paying Agent must forthwith enter into an agreement on substantially the same terms as this


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                                                                             22
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                    agreement and each Current Rating Agency must be notified
                    of any appointment by the Global Trust Manager.

                    If the appointment of the Principal Paying Agent terminates, the Principal Paying Agent shall, on the date on which that termination takes effect, pay to the successor Principal Paying Agent any amount held by it for payment of principal or interest in respect of any Note, and shall deliver to the successor Principal Paying Agent all records maintained by it pursuant to this agreement and all documents (including any Definitive Notes) held by it.

Publication
              13.17 Immediately following the receipt of any notice of
                    resignation of any Agent and forthwith on giving notice appointing an Agent or terminating any Agent's appointment hereunder, the Global Trust Manager shall publish or cause to be published notice thereof to the holders of the Offshore Notes in accordance with the Class A Note Conditions. On the date on which any such termination or resignation takes effect, the relevant Agent shall deliver to the Issuer Trustee, or as the Issuer Trustee may direct, all records maintained by it, and any Offshore Notes in its possession, pursuant hereto and shall resign, it shall in addition pay to or to the order of the Issuer Trustee any amount held by it, and received from the Issuer Trustee for payment in respect of the Offshore Notes. Upon its resignation or termination of appointment taking effect, the relevant Paying Agent shall be entitled to the payment by the Issuer Trustee of its commissions, fees and expenses then unpaid and shall continue to be entitled to the benefit of clause 14.2 in respect of the period of its appointment.

Termination of appointment
              13.18 The appointment of any Agent shall forthwith terminate if at any time:

                    (a)  an Insolvency Event occurs in relation to that Agent;
                         or

                    (b)  the Agent ceases to conduct business; or

                    (c) it fails to remedy within 5 Business Days after prior written notice by the Issuer Trustee or the Global Trust Manager any material breach of this agreement on the part of the Agent.

                    The Issuer Trustee acting on the direction of the Global Trust Manager may appoint a successor Agent which shall be a reputable financial institution of good standing approved by the Note Trustee.

New Agents
              13.19 Upon its appointment becoming effective, a successor
                    Agent shall, without further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor or, as the case may be, a Paying Agent with like effect as if originally named as an Agent under this agreement.

Merger
              13.20 Any corporation into which any Agent or its agency
                    business may be merged, sold or converted or any corporation with which such Agent


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                                                                             23
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                    may be consolidated or any corporation resulting from any
                    merger, conversion or consolidation to which such Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this agreement without any further formality. Notice of any such merger, conversion or consolidation shall forthwith be given by that Agent to the Issuer Trustee, Note Trustee and the other Agents.

Notice to Offshore Noteholder
              13.21 The Global Trust Manager on behalf of the Issuer Trustee will, within 5 days of:

                    (a) (Termination): the termination of the appointment of any Agent;

                    (b)  (Resignation): the resignation of any Agent; or

                    (c)  (Appointment): the appointment of a new Agent,

                    give to the Offshore Noteholders notice of the termination, appointment or resignation in accordance with Condition 11 of the Class A Note Conditions (in the case of a termination under clause 13.18 at the cost of the outgoing Agent). Notwithstanding clause 13.18, neither the termination of the appointment of an Agent, nor the resignation of an Agent, will take effect until notice thereof is given to the Offshore Noteholders in accordance with this clause 13.21.

Change of specified office
              13.22 If any Agent changes its Specified Office, it shall give to the Issuer Trustee, the Global Trust Manager, the Note Trustee and each other Agent written notice of the address of the new Specified Office stating the date on which such change is to take effect, which date shall be not less than 30 days after the date of such notice, provided that an Agent shall not change its Specified Office to another city without the prior consent of the Issuer Trustee and the Global Trust Manager. The Global Trust Manager shall within 15 days of receipt of any such notice (unless the appointment of the Principal Paying Agent or the relevant Paying Agent is to terminate pursuant to any of the foregoing clauses on or prior to the date of such change) publish or cause to be published notice thereof to the Offshore Noteholders in accordance with the Class A Note Conditions.

              13.23 Anything in this agreement to the contrary
                    notwithstanding, in no event shall the Agent by liable under or in connection with this agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Agent has been advised to the possibility thereof and regardless of the form of action in which such damages are sought.

                                                                             24
-------------------------------------------------------------------------------

14    Stamp duties and indemnities
-------------------------------------------------------------------------------
Stamp duties
               14.1 The Issuer Trustee agrees to pay any and all stamp and other documentary taxes or duties which may be payable in the Commonwealth of Australia, the Australian Capital Territory, the United States, United Kingdom and
                    Luxembourg by the Paying Agents or the Note Trustee in connection with the execution, delivery, performance and enforcement of this agreement.

Indemnity by Issuer Trustee
               14.2 Subject to clause 16, the Issuer Trustee shall indemnify each Agent against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) that it may incur or that may be made against it arising out of or in relation to or in connection with its appointment or the exercise of its functions, except such as may result from a breach by it of this agreement or its own negligence, bad faith or breach of trust or that of its officers, employees or agents.

15    Commissions and Expenses
-------------------------------------------------------------------------------
Principal Paying Agent
               15.1 The Issuer Trustee agrees to pay to the Principal Paying
                    Agent, from its own funds and not from the Assets of the Trust, such fees and commissions as the Issuer Trustee and the Principal Paying Agent shall separately agree in respect of the services of the Principal Paying Agent and the other Paying Agents under this agreement together with any reasonable out-of-pocket expenses (including legal, printing, postage, fax, cable and advertising expenses and GST (if any)) incurred by the Principal Paying Agent and the other Paying Agents in connection with this agreement and its supply of services. If the appointment of an Agent is terminated under and in accordance with clause 13.18 of this agreement or where the Agent resigns under and in accordance with clause 13.16 of this agreement, the Principal Paying Agent must refund to the Issuer Trustee their proportion of the fee (if any) which relates to the period during which the Agent's appointment is terminated or comes to an end, as the case may be.

Other Agents
               15.2 The Principal Paying Agent will make payment of the fees and commissions due hereunder to the other Agents and will reimburse their expenses promptly after the receipt of the relevant moneys from the Issuer Trustee in each case unless otherwise agreed with the Issuer Trustee. The Issuer Trustee shall not be responsible for any such payment or reimbursement by the Principal Paying Agent to the other Agents.

                                                                             25
-------------------------------------------------------------------------------

16    Issuer Trustee's limitation of liability
-------------------------------------------------------------------------------
                    Clause 2 of the Definitions Schedule applies to this agreement as if set out in full in it (with any consequential changes as are necessary to give effect to that clause in this agreement).

17    Notices
-------------------------------------------------------------------------------
Form
               17.1 Subject to clauses 17.4 and 17.5, a notice, approval, consent or other communication in connection with this agreement:

                    (a) may be given by an Authorised Person of the relevant party;

                    (b)  must be in writing; and

                    (c) must be left at the address of the addressee or sent by prepaid ordinary post to the address of the addressee or sent by facsimile to the facsimile number of the addressee, or sent by e-mail to the e-mail address of the addressee specified in clause
                         17.2 or any other address, facsimile number or e-mail address any party may from time to time notify to the other parties as its address for service of communications pursuant to this agreement.

Initial addresses
               17.2 The initial address and facsimile numbers of the Issuer
                    Trustee, the Global Trust Manager, the Principal Paying Agent, the Paying Agent and the Note Trustee are set out in the schedule to this agreement.

Time effective
               17.3 Unless a later time is specified in it, a notice,
                    approval, consent or other communication takes effect from the time it is received.

Receipt
               17.4 A letter, e-mail or facsimile is taken to be received:

                    (a) in the case of a posted letter, on the third (seventh, if posted to or from a place outside Australia) day after posting;

                    (b) in the case of a facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this clause 17; and

                    (c) in the case of an e-mail, on receipt by the sender of an e-mail from the recipient stating that the e-mail was delivered in its entirety and the contents and attachments of the e-mail have been received.

                    However, if the time of deemed receipt of any notice is not before 4.00 p.m. (local time at the address of the recipient) on a Business Day it is

                                                                             26
-------------------------------------------------------------------------------
                    deemed to have been received at the commencement of business on the next following Business Day.

17.5 All notices are valid if despatched by prepaid ordinary post (airmail if posted to a place outside Australia) to the relevant party's registered office (or, in the case of registered Offshore Noteholders, to the address specified in the relevant Note Register and, in the case of joint holders, to the person whose name first appears in the relevant Note Register). Such notice is taken to be received on the third (seventh, if posted to a place outside Australia) day after posting.

17.6 Where a notice or other communication is to be provided under this agreement to an Offshore Noteholder of a Note in bearer form, the notice may be given in accordance with the relevant Note Trust Deed.

18    Miscellaneous
-------------------------------------------------------------------------------
Certificate
               18.1 A certificate signed by the parties or its solicitors about a matter or about a sum payable to the parties to this agreement in connection with this agreement is sufficient evidence of the matter or sum stated in the certificate unless the matter or sum is proved to be false.

Exercise of rights
               18.2 The parties to this agreement or an attorney appointed under this agreement may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by the person does not prevent a further exercise of that or an exercise of any other right, power or remedy. Failure by the person to exercise or delay in exercising a right, power or remedy does not prevent its exercise. The person with the right, power or remedy is not liable for any loss caused by its exercise, attempted exercise, failure to exercise or delay in exercising it except in the case of its fraud or wilful default or, in the case of the Issuer Trustee, negligence, fraud or breach of trust.

Waiver and variation
               18.3 A provision of or a right created under this agreement may not be waived or varied except in writing signed by the party or parties to be bound.

Supervening legislation
               18.4 Any present or future legislation which operates to vary the obligations of the parties to this agreement in connection with this agreement with the result that the rights, powers or remedies of the parties are adversely affected (including, without limitation, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

Approvals and consent
               18.5 The parties to this agreement or an attorney appointed under this agreement may give conditionally or unconditionally or withhold their

                                                                             27
-------------------------------------------------------------------------------
                    approval or consent in their absolute discretion, unless this agreement expressly provides otherwise.

Remedies cumulative
               18.6 The rights, powers and remedies provided in this agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this agreement.

Indemnities
               18.7 Each indemnity in this agreement is a continuing
                    obligation, separate and independent from the other obligations of the parties to this agreement and survives termination of this agreement. It is not necessary for the parties to this agreement to incur expense or make payment before enforcing a right of indemnity conferred by this agreement.

Time of the essence
               18.8 Time is of the essence in this agreement in respect of an obligation of any of the parties to this agreement to pay money.

Receipts
               18.9 The receipt of a Receiver, or an Authorised Person of the parties to this agreement, releases the person paying money to the Receiver or the parties to this agreement in connection with this agreement from:

                    (a) liability for the money paid or expressed to be received; and

                    (b) being concerned to see to its application or being answerable or accountable for its loss or misapplication.

Acknowledgment
              18.10 The parties acknowledge and agree that in exercising their powers and discretions under this agreement, and in performing their obligations under this agreement, they must act in accordance with their duties and obligations under this agreement, and they may exercise such powers and discretions as provided in this agreement, and (without limitation) in forming any opinion may obtain and act upon the advice of persons who are not parties to this agreement.

              18.11 The parties acknowledge that they are bound by the terms of this agreement.

Disclosure of information
              18.12 Subject to this agreement, the parties to this agreement are not required (unless ordered so to do by a court of competent jurisdiction) to disclose to any Unitholder, Secured Creditor or any other person confidential, financial or other information made available to the parties to this agreement in connection with this agreement.

Rights cumulative
              18.13 The rights, powers and remedies provided in this
                    agreement are cumulative and not exclusive of the rights, powers or remedies provided by law independently of this agreement.

                                                                             28
-------------------------------------------------------------------------------

Signatures
              18.14 The parties to this agreement may rely on the validity of any signature on any transfer, form of application or other instrument or document unless the parties to this agreement (as the case may be) have reasonable grounds to believe that the signature is not genuine. None of the parties to this agreement are liable to make good out of their own funds any loss incurred by any person if a signature is forged or otherwise fails to bind the person whose signature it purports to be or on whose behalf it purports to be made. Any such loss, subject to any right of reimbursement from any other person (including the parties to this agreement) is to be borne by the relevant Trust in respect of which the loss is incurred.

Limitation of Note Trustee's Liability
              18.15 The Note Trustee is a party to this agreement in its capacity as trustee of the Note Trust. The liability of the Note Trustee under this agreement is limited in the manner and to the same extent as under the Note Trust Deed.

19    Amendment
-------------------------------------------------------------------------------
                    This agreement may be amended by the Issuer Trustee, the Note Trustee and the Agents without the consent of any holder of Offshore Notes or Coupons if the amendment:

                    (a) is in the opinion of the Note Trustee and based upon such independent legal advice as it may require made to correct a manifest error or is of a formal, technical or administrative nature; or

                    (b) is considered by the Note Trustee and based upon such independent legal advice as it may require not to be materially prejudicial to the interests of the Offshore Noteholders.

                    Any amendment must be notified to each Current Rating
                    Agency.

20    Governing law and submission to jurisdiction
-------------------------------------------------------------------------------
Governing Law
               20.1 This agreement is governed by the law in force in the
                    Australian Capital Territory and the rights, liabilities and obligations of the parties to this agreement are governed by the laws in force in the Australian Capital Territory.

Submission to jurisdiction
               20.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Australian Capital Territory and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

                                                                             29
-------------------------------------------------------------------------------

Service
               20.3 Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 17.

21    Counterparts
-------------------------------------------------------------------------------
                    This agreement may consist of a number of counterparts and the counterparts taken together constitute one and the same instrument.

EXECUTED as an agreement.

                                                                             30
-------------------------------------------------------------------------------
Schedule            Initial Contact Details
-----------------------------------------------------------------

                    Issuer Trustee

                    Address:    Level 7
                                9 Castlereagh Street
                                Sydney   NSW   2000
                    Attention:  Manager, Securitisation
                    Facsimile:  (02) 8256 1422
                    Email:      as notified from time to time

                    Global Trust Manager

                    Address:    Level 24
                                500 Bourke Street
                                Melbourne  VIC  3000
                    Attention:  Manager, Group Funding
                    Facsimile:  (03) 8641 0906
                    Email:      as notified from time to time

                    Note Trustee

                    Address:    101 Barclay Street, 21W
                                New York
                                New York 10286
                    Attention:  Global Structured Products Unit
                    Facsimile:  (212) 815 3522
                    Email:      as notified from time to time

                    Copy to:

                    Address:    One Temasek Avenue
                                #02-01 Millenia Tower
                                Singapore 039192
                    Attention:  Structured Finance Unit
                    Facsimile:  (65) 6883 0338
                                Email:    as notified from time to time

                    Class A-1 Note Registrar

                    Address:    101 Barclay Street, 21W
                                New York
                                New York 10286
                    Attention:  Global Structured Products Unit
                    Facsimile:  (212) 815 3522
                    Email:      as notified from time to time

                                                                             31
-------------------------------------------------------------------------------
                    Copy to:

                    Address:    One Temasek Avenue
                                #02-01 Millenia Tower
                                Singapore 039192
                    Attention:  Structured Finance Unit
                    Facsimile:  (65) 6883 0338
                    Email:      as notified from time to time

                    Principal Paying Agent

                    Address:    101 Barclay Street, 21W
                                New York
                                New York 10286
                    Attention:  Global Structured Products Unit
                    Facsimile:  (212) 815 3522
                    Email:      as notified from time to time

                    Copy to:

                    Address:    One Temasek Avenue
                                #02-01 Millenia Tower
                                Singapore 039192
                    Attention:  Structured Finance Unit
                    Facsimile:  (65) 6883 0338
                    Email:      as notified from time to time

                    Class A-3 Note Registrar, Calculation Agent and London
                                Paying Agent

                    Address:    48th Floor
                                One Canada Square
                                London  E14  5AL
                    Attention:  Global Structured Products Unit
                    Facsimile:  (212) 235 2530
                    Email:      as notified from time to time

                    Copy to:

                    Address:    One Temasek Avenue
                                #02-01 Millenia Tower
                                Singapore 039192
                    Attention:  Structured Finance Unit
                    Facsimile:  (65) 6883 0338
                    Email:      as notified from time to time

                    Luxembourg Paying Agent

                    Address:    2 boulevard Konrad Adenauer
                                L-1115 Luxembourg
                    Attention:  as notified from time to time
                    Facsimile:  as notified from time to time
                    Email:      as notified from time to time

                                                                             32
-------------------------------------------------------------------------------

                                                                             33
-------------------------------------------------------------------------------

Execution Page
-------------------------------------------------------------------------------

ISSUER TRUSTEE

SIGNED by Kate Hamblin         )
          .................... )
as attorney for PERPETUAL      )
TRUSTEE COMPANY LIMITED under  )
power of attorney dated        )
21 September 2004              )
............................... )
in the presence of:            )
                               )
                               )
/s/ Ian Edmonds-Wilson         )
............................... )
Signature of witness           )     /s/ Kate Hamblin
                               )     ............................
Ian Edmonds-Wilson             )     By executing this agreement
............................... )     the attorney states that
Name of witness (block         )     the attorney has received
letters)                             no notice of revocation of
                                     the power of attorney
..............................




GLOBAL TRUST MANAGER

SIGNED by Michael White        )
                               )
as attorney for NATIONAL       )
GLOBAL MBS MANAGER PTY LTD     )
under power of attorney dated  )
21 September 2004              )
in the presence of:            )     /s/ Michael White
                               )     ..............................
                               )     By executing this agreement
                               )     the attorney states that
/s/ Jason Elphick              )     the signatory has received
............................... )     no notice of revocation of
Signature of witness           )     the power of attorney
                               )
Jason Elphick                  )
............................... )
Name of witness (block
letters)

                                                                             34
-------------------------------------------------------------------------------
NOTE TRUSTEE, CLASS A-1 NOTE REGISTRAR AND PRINCIPAL PAYING
AGENT

SIGNED by Yvonne Yap........   )
as authorised signatory for    )
THE BANK OF NEW YORK, NEW      )
YORK in the presence of:       )
                               )
                               )
/s/ Vanessa Loh                )     /s/ Yvonne Yap
.............................   )     ...............................
Signature of witness           )     By executing this agreement
                               )     the signatory states that
Vanessa Loh.................   )     the signatory has received
Name of witness (block         )     no notice of revocation of
letters)                             the authority under which
                                     this agreement is signed




LONDON PAYING AGENT, CALCULATION AGENT AND CLASS A-3 NOTE
REGISTRAR

SIGNED by Yvonne Yap........   )
as authorised signatory for    )
THE BANK OF NEW YORK, LONDON   )
BRANCH in the presence of:     )
                               )
                               )
/s/ Vanessa Loh.............   )     /s/ Yvonne Yap......................
Signature of witness           )     By executing this agreement
                               )     the signatory states that
Vanessa Loh.................   )     the signatory has received
Name of witness (block         )     no notice of revocation of
letters)                             the authority under which
                                     this agreement is signed

                                                                             35
-------------------------------------------------------------------------------
LUXEMBOURG PAYING AGENT

SIGNED by Authorised Signatory )
as attorney for DEUTSCHE BANK  )
LUXEMBOURG S.A.in the          )
presence of:                   )
                               )
                               )
/s/ Authorised Signatory       )
--------------------------     )
Signature of witness           )
                               )
Authorised Signatory           )
--------------------------     )
Name of witness (block         )
letters)                       )
                               )     /s/ Authorised Signatory
.............................   )     ------------------------
Address of witness             )     By executing this agreement
                               )     the attorney states that
.............................   )     the attorney has received
Occupation of witness                no notice of revocation of
                                     the power of attorney

                       -------------------------------
                            Dated 28 September 2004



                          National RMBS Trust 2004-1
                               Agency Agreement

                           Perpetual Trustee Company
                                    Limited
                              ("Issuer Trustee")
                         National Global MBS Manager,
                                    Pty Ltd
                           ("Global Trust Manager")
                                      and
                        The Bank of New York, New York
                          ("Note Trustee", "Class A-1
                          Note Registrar", "Class A-3
                              Note Registrar" and
                           "Principal Paying Agent")
                         The Bank of New York, London
                        Branch ("London Paying Agent"
                           and "Calculation Agent")
                        Deutsche Bank Luxembourg S.A.
                          ("Luxembourg Paying Agent")

                           Mallesons Stephen Jaques
                                  Solicitors

                            Governor Phillip Tower
                                1 Farrer Place
                                Sydney NSW 2000
                          Telephone (61 2) 9296 2000
                             Fax (61 2) 9296 3999
                                 DX 113 Sydney
                                  Ref: EN:SRF
                          (C)Mallesons Stephen Jaques

                                                                            (i)
-------------------------------------------------------------------------------
Contents            National RMBS Trust 2004-1 Agency Agreement
-------------------------------------------------------------------------------
                    1    Definitions and Interpretation           1

                         Definitions Schedule                     1
                         Definitions                              2

                    2    Appointment of Agents                    3

                         Appointment of Agents                    3
                         Acceptance of appointment                4
                         Representation by each Agent             4
                         Additional Agents                        4
                         Acknowledgment                           4

                    3    The Note Trustee                         5

                         Agents to act for Note Trustee           5
                         Good Discharge to Issuer Trustee         5
                         Notice of change of the Note Trustee     5

                    4    Payments                                 6

                         Payments of amounts due                  6
                         Payments by Paying Agents                6
                         Notification                             6
                         Paying Agents to Record, Notify Payments
                           and Deliver Surrendered Notes          7
                         Make payments                            7
                         Non-Payment                              7
                         Full amount not received                 7
                         Interest on overdue amounts              8
                         Reimburse other Agents                   8
                         Late payment                             8
                         Partial payments                         8
                         Deductions                               9
                         Unpaid money                             9
                         No Set-off                               9
                         Currency Swaps                           9
                         Trust                                    9

                    5    Exchange of  Book-Entry Notes           10

                         Exchange for Definitive Notes           10
                         Notification                            10
                         Outstanding amount                      10

                    6    Redemption                              10

                         Part Redemption of Notes on Payment
                           Dates                                 10
                         Early Redemption                        10

                    7    General note registrar and paying agent
                           matters                               11

                         Notices to Offshore Noteholders         11
                         Copies of Documents for inspection      11
                         Notice of any Withholding or Deduction  11

                    8    Copies of documents available for
                           inspection                            12


                    9    Documents and forms                     12

                                                                           (ii)
-------------------------------------------------------------------------------
                         Principal Paying Agent                  12
                         Notes, etc held by Paying Agents        12

                    10   Receipt of notices and voting           13

                         Copy notices to Issuer Trustee          13
                         Voting                                  13

                    11   Duties of Calculation Agent             13

                         Appointment                             13
                         Quotations                              14
                         Notice                                  14
                         Calculations                            14
                         Failure to calculate                    14

                    12   Duties of the Note Registrars           15

                         Offshore Note Register to be kept       15
                         Transfer or Exchange of Offshore Notes  15
                         Replacement of Lost or Mutilated
                           Offshore Notes                        16
                         Obligations upon Transfer, Exchange
                           or Replacement of Offshore Notes      16
                         No Charge for Transfer or Exchange      17
                           Restricted Period                     17
                         Cancellation of Offshore Notes          17
                         Provision of Information and Inspection
                           of Register                           17
                         Correctness of Register and Information 17
                         Non-recognition of Equitable Interests  18
                         Rectification of Note Registers         18

                    13   Relationship                            18

                         No other obligation 18 Instructions     19
                         No instructions                         19
                         Agent of the Issuer Trustee             19
                         Issuer Trustee not responsible for
                           Agents                                19
                         Reliance                                19
                         Agent may employ                        19
                         Applicable laws                         20
                         Accept deposits etc                     20
                         Dealing with money                      20
                         Income Tax Returns                      20
                         Holders of Notes                        20
                         Note or document believed to be genuine 21
                         Agents as holders of Notes              21
                         Communication between the Parties       21
                         Termination                             21
                         Publication                             22
                         Termination of appointment              22
                         New Agents                              23
                         Merger                                  23
                         Notice to Offshore Noteholder           23
                         Change of specified office              23

                    14   Stamp duties and indemnities            24

                         Stamp duties                            24

                                                                          (iii)
-------------------------------------------------------------------------------

                         Indemnity by Issuer Trustee             24

                    15   Commissions and Expenses                24

                         Principal Paying Agent                  24
                         Other Agents                            24

                    16   Issuer Trustee's limitation of
                         liability                               25


                    17   Notices                                 25

                         Form                                    25
                         Initial addresses                       25
                         Time effective                          25
                         Receipt                                 25

                    18   Miscellaneous                           26

                         Certificate                             26
                         Exercise of rights                      26
                         Waiver and variation                    26
                         Supervening legislation                 26
                         Approvals and consent                   26
                         Remedies cumulative                     27
                         Indemnities                             27
                         Time of the essence                     27
                         Receipts                                27
                         Acknowledgment                          27
                         Disclosure of information               27
                         Rights cumulative                       27
                         Signatures                              28
                         Limitation of Note Trustee's Liability  28

                    19   Amendment                               28


                    20   Governing law and submission to
                           jurisdiction                          28

                         Governing Law                           28
                         Submission to jurisdiction              28
                         Service                                 29

                    21   Counterparts                            29